C O N F I D E N T I A L

                          ACQUISITION DOCUMENT
                          ====================
        (CASH PURCHASE AND TRIPARTITE REVERSE MERGER TRANSACTION)

                                  ****

                            MERGER AGREEMENT

                                  AMONG

                       BOK FINANCIAL CORPORATION,

                      PARK CITIES BANCSHARES, INC.,

                         PC INTERIM STATE BANK,

                        SWISS AVENUE STATE BANK,

                                   AND

                          CERTAIN SHAREHOLDERS
                                   OF
                            SWISS AVENUE BANK

                                 * * * *

                    AGREEMENT DATE OF MARCH 4, 1999

                                  INDEX
                                   TO
                            MERGER AGREEMENT


               SECTION                                           PAGE






1.    Purpose of this Merger Agreement .                    1


2.    Organization of Park Cities. .                        2


3.    The Merger. . . . . . . .                             3


4.    Effect of the Merger. . .
      5


5.    Representations and Warranties of Swiss Avenue . .    5


6.   Representations and Warranties of BOKF .               14


7.    Covenants . . . . . . . .                             16


8.   Conditions Precedent to Closing by BOKF and Park Cities . . 27


9.    Conditions Precedent to Closing by Swiss Avenue. .         29


10.   Closing . . . . . . . . .                                  30


11.   Escrow. . . . . . . . . .                                  32


12.   Miscellaneous Provisions.                                  34


         EXHIBIT CAPTION
 EXHIBIT NUMBER


      Principal Shareholders
         1.3


      Subsidiaries
         5.3


      Material Liabilities
         5.6.3


      Conduct of Business Prior to Closing Exceptions
         5.7


      Contracts and Commitments
         5.9


      Litigation
         5.10


      Brokers and Commissions
         5.11


      Employee Contracts and Benefit Plans
         5.15


      Compensation Exceptions
         7.3.7


      Schieffer Agreement
         7.8


      Letter Agreements With Senior Officers
         7.13


      Swiss Avenue Counsel's Opinion
         8.4


      Non-Competition Agreement
         8.6


      BOKF Counsel's Opinion
         9.3


      Employment Agreement Exception
        10.1.3


MERGER AGREEMENT

This merger agreement ("Merger Agreement") is made as of March 4, 1999 (the "Agreement Date") among:

(i) Swiss Avenue State Bank ("Swiss Avenue Bank");

(ii) The shareholders of Swiss Avenue set forth in Exhibit 1.3 ("Principal Shareholders");

(iii) PC Interim State Bank ("PC");

(iv)     BOK Financial Corporation ("BOKF"); and,

(v) Park Cities Bancshares, Inc, a Texas Corporation ("Park Cities").

In consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, Swiss Avenue Bank, Principal Shareholders, PC, BOKF and Park Cities agree as follows:

1. PURPOSE OF THIS MERGER AGREEMENT. The purpose of this Merger Agreement is as follows:

1.1 Swiss Avenue Bank is a bank organized in accordance with the laws of the State of Texas and subject to regulation by the Texas Banking Department and the Federal Deposit Insurance Corporation. The issued and outstanding capital stock of Swiss Avenue Bank consists solely of a single class of 214,631 shares of common stock of a par value of $8.00 per share ("Swiss Avenue Common Stock") of which 214,631 shares are issued and outstanding at the Agreement Date. The Common Stock of Swiss Avenue Bank issued and outstanding as of the Closing is hereafter called the "Swiss Avenue Common Stock".

1.2 BOKF is a bank holding company organized under the laws of the State of Oklahoma. BOKF is subject to regulation by the FRB. BOKF owns all of the capital stock of Park Cities. Park Cities is a bank holding company organized under the laws of the State of Texas. Park Cities is subject to regulation by the FRB. The issued and outstanding capital stock of Park Cities consists solely of 1,193.034 shares of common stock, par value of $5.00 per share (the "Park Cities Shares").

1.3 The Principal Shareholders set forth on Exhibit 1.3 own not less than and sixty percent (60%) of the Swiss Avenue Common
Stock.

1.4 The purpose of this Merger Agreement is to set forth the terms and conditions on which (i) PC shall be formed and (ii) Swiss Avenue Bank and PC shall merge. This Merger Agreement shall constitute a plan of merger for corporate law purposes and for federal income tax purposes under Section 368(a)(2)(D) of the Internal Revenue Code.

1.5 Park Cities owns all of the issued and outstanding capital stock of Park Cities Corporation, a Nevada Corporation. Park Cities Corporation owns all of the issued and outstanding capital stock of Bank of Texas, National Association ("BOT").

1.6 PC shall be an interim state bank organized by Park Cities for the purpose of facilitating the transaction contemplated by this Merger Agreement pursuant to 7 T.A.C. Section 15.23, as hereafter provided.

2. ORGANIZATION OF PC. Prior to the Closing (as hereafter defined) Park Cities shall organize PC as an interim state bank on the following terms and conditions:

2.1 Park  Cities  shall cause PC to be  organized  in  accordance  with 7 T.A.C.
Section 15.23.

2.2 Park Cities shall own all of the issued and outstanding capital stock of PC.

2.3 PC shall be organized solely to facilitate the transaction contemplated by this Merger Agreement.

2.4 Park Cities shall cause PC to execute and deliver this Merger Agreement at such time as PC may enter into legally valid agreements in accordance with 7 T.A.C. Section 15.23.

3. THE MERGER. On the terms and conditions hereafter stated, PC shall be merged into Swiss Avenue Bank on the following terms and conditions: 3.1 Swiss Avenue Bank shall be the receiving corporation ("Surviving Corporation").

3.2 The Articles of Association of Swiss Avenue Bank shall be the Articles of Association of the Surviving Corporation until changed as provided by law.

3.3 The Bylaws of Swiss Avenue Bank shall be the Bylaws of the Surviving Corporation until changed as provided by law.

3.4 The officers of Swiss Avenue Bank shall be the officers of the Surviving Corporation, until changed as provided by law.

3.5 The directors of Swiss Avenue Bank shall be the directors of the Surviving Corporation until changed as provided by law; provided, however, Stanley A. Lybarger, C. Fred Ball, Jr., and Tom E. Turner shall also be directors of the Surviving Corporation.

3.6 The Merger shall be effective at the Closing (as hereafter provided in Section 9).

3.7 Each share of Swiss Avenue Common Stock shall, subject to the provisions of 7 T.A.C. Section 15.23 and Section 5.11 and following of the Texas Business Corporation Act, automatically and without any action on the part of the holder thereof, be cancelled and converted solely into the right to receive:

3.7.1 At Closing an amount of United States Dollars equal to (x) the Cash Consideration (as hereafter defined) less the Escrow Amount (as hereafter defined) divided by (y) the number of shares of Swiss Avenue Common Stock; and,

3.7.2 Upon termination of the Escrow, her, his, or its proportionate share of the remaining Escrow Amount, as provided in Section 10.

3.8 The Cash Consideration shall equal (i) Thirty-Two Million Dollars ($32,000,000) less (ii) the Transaction Costs (as hereafter defined) The Transaction Costs are all accounting, brokerage, commission, and legal costs, arising or resulting from, the negotiation, execution, delivery, and consummation of this Agreement incurred by Swiss Avenue Bank in excess of Thirty Thousand Dollars ($30,000).

3.9       The Escrow Amount shall be Five Hundred Thousand Dollars ($500,000).

3.10 Notwithstanding the provisions of Section 3.7, all holders of shares of Swiss Avenue Bank Common Stock electing to dissent to the Merger pursuant to the provisions of 7 T.A.C. Section 110 and the Section 5.11 and following of the Texas Business Corporation Act shall have only those rights set forth in said sections.

4. EFFECT OF THE MERGER. The Merger shall have the following effects:

4.1 The corporate franchise, existence, rights and liabilities of Swiss Avenue Bank shall continue unaffected and unimpaired.

4.2 The corporate franchise, existence, rights and liabilities of PC shall be merged into Swiss Avenue Bank and the separate existence of PC shall cease.

4.3 Swiss Avenue Bank shall have and be vested with all of the rights, powers, assets, property, liabilities and obligations of PC.

5. REPRESENTATIONS AND WARRANTIES OF SWISS AVENUE BANK. Swiss Avenue Bank hereby represents and warrants to BOKF and Park Cities that:

5.1 INCORPORATION AND CORPORATE POWER. Swiss Avenue Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Texas. Swiss Avenue Bank has all the corporate power and authority necessary and required to own its properties and to conduct its business as such business is now being conducted. Swiss Avenue Bank is (A) in material compliance with all applicable provisions of all applicable federal, state and local statutes, laws, regulations, ordinances and other requirements of any governmental authorities (including, but not limited to, whether similar or dissimilar, the Texas Finance Code, the Texas Business Corporation Act, and the filing of all administrative reports and the payment of all fees) in effect as of the date of this Merger Agreement and (B) shall be in material compliance therewith at the time of Closing.

5.2       CAPITAL.

5.2.1 The Principal Shareholders are the record and beneficial owners of (i) not less than sixty percent (60%) of the Swiss Avenue Common Stock. The Swiss Avenue Common

Stock is and at the Closing will be all of the issued and outstanding capital stock of Swiss Avenue Bank. No person or entity has any right or option to acquire any capital stock of Swiss Avenue. The Swiss Avenue Common Stock shall consist at the Closing of no more than 214,631 shares.

5.3 CAPITALIZATION OF SWISS AVENUE BANK. The Swiss Avenue Bank Common Stock is validly issued and outstanding, fully paid and non-assessable. There are no outstanding subscriptions, conversion privileges, calls, warrants, options or agreements obligating Swiss Avenue Bank to issue, sell or dispose of, or to purchase, redeem or otherwise acquire any shares of capital stock of Swiss Avenue Bank (collectively, "options and rights"). None of the Swiss Avenue Common Stock has been issued or disposed of in violation of any preemptive rights of any shareholder nor in violation of any agreement to which Swiss Avenue Bank was or is a party. Swiss Avenue Bank has no subsidiaries and does not own, nor have the right or obligation to acquire, any shares of equity securities of any corporation. except as set forth in Exhibit 5.3.

5.4 NON-VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Merger Agreement, and the compliance with its terms and provisions by Swiss Avenue Bank (including the execution and delivery of any document required to be executed by Swiss Avenue Bank) will not breach any agreement, lease, or obligation of any nature, whether similar or dissimilar, by which Swiss Avenue Bank is bound.

5.5       FINANCIAL STATEMENTS. Swiss Avenue Bank has delivered to BOKF, or will have delivered to BOKF prior to the Closing as soon as future financial statements are available, copies of the following ("Financial Statements"):

5.5.1    Financial Statements (Audited), December 31, 1996, 1997, and 1998;

5.5.2 Year to Date Monthly Financial Statement (Unaudited) for the most recent month as is available as of the Closing.

The Financial Statements described in Section 5.5.1 (A) have been prepared or will have been prepared in accordance with generally accepted regulatory accounting principles, consistently applied and (B) fairly reflect the financial condition and results of operations for the indicated periods. The Financial Statement described in Sections 5.5.2 fairly reflects the financial condition and results of operations for the period indicated, subject to immaterial year-end adjustments and the omission of footnotes.

5.6 MATERIAL LIABILITIES. Swiss Avenue Bank has no material liabilities (including, but not limited to, whether similar or dissimilar, liabilities or obligations for taxes, whether due or to become due) except:

5.6.1 Those fully reflected or reserved against, or otherwise disclosed, in the Financial Statements;

5.6.2 Those incurred with due care since December 31, 1998 in the normal course of business consistent with past practices; and,

5.6.3 Those specifically disclosed in Exhibit 5.6.3 to this Merger Agreement.

5.7 CONDUCT OF BUSINESS PRIOR TO CLOSING. Except as set forth in Exhibit 5.7,

since December 31, 1998, and until the Closing of this transaction, (A) Swiss Avenue Bank has carried on and will carry on its business only in the ordinary and normal course consistent with past practices and (B) has not and will not, without the prior consent of BOKF: 5.7.1 Incur any material liabilities, commitments or obligations, contingent or otherwise, or dispose of any of its assets, except in the ordinary course of its business consistent with past practices and for the purpose of carrying on the business as a going concern;

5.7.2 Incur any bank or other institutional debt, or enter into any agreement for the borrowing of money; except borrowing of federal funds or borrowing from the Federal Home Loan Bank by Swiss Avenue Bank consistent with past practices;

5.7.3 Suffer any material adverse change in the financial conditions, assets, liabilities, business or property of Swiss Avenue Bank taken as a whole; and,

5.7.4 Make any material change in the manner in which business is conducted (including, without limitation, branch relations, branch closings, and any material change in products offered to customers).

5.8 TAX RETURNS/REPORTS. Swiss Avenue Bank has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges claimed to be due from it by federal, state and local taxing authorities. No waivers of the statute of limitation have been issued with respect to unaudited years. Swiss Avenue Bank has no knowledge of any facts which could reasonably be expected to result in a material deficiency with respect to unaudited tax returns which would result in a material adverse effect on Swiss Avenue Bank taken as a whole. No payment of any kind made to any employee of Swiss Avenue Bank is or will be an excess parachute payment in respect of the Merger within the meaning of Section 280G of the Internal Revenue Code.

5.9       CONTRACTS AND COMMITMENTS.

5.9.1 A list of all contracts and commitments, other than credit and lending, deposit or borrowing transactions entered into in the ordinary course of business by Swiss Avenue Bank which are material to the business, operations or financial condition of Swiss Avenue Bank as of this date, is set forth on
Exhibit 5.9. For the purpose of Exhibit 5.9, materiality shall mean those contracts and commitments (including a series of related contracts or commitments) for which payment or other consideration to be furnished by any party is more than $25,000.

5.9.2 Except as set forth on Exhibit 5.9, Swiss Avenue Bank has in all material respects performed and is performing all contractual and other obligations required to be performed by them.

5.10 LITIGATION. Except as set forth in Exhibit 5.10, there is not pending, or, to the knowledge and belief of Swiss Avenue Bank threatened, any claim,

litigation, proceeding, order of any court or governmental agency, or governmental investigation or inquiry to which Swiss Avenue Bank is a party or which involves their business operations, any of their property or any property leased by them which, individually or in the aggregate:

5.10.1 May reasonably result in any material adverse change in the financial condition, business, prospects, assets, properties or operations of Swiss Avenue Bank taken as a whole;

5.10.2 May reasonably involve the expenditure of more than a total of $10,000 in legal fees and/or allocated employees' salaries or their direct or indirect costs; or,

5.10.3 Alleges violation of any law, rule or regulation.

5.11 BROKERAGE FEES. Swiss Avenue Bank has not incurred nor will it incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by any of them in connection with this Merger Agreement or any transaction contemplated hereby except as described in Exhibit 5.11.

5.12 REQUIRED CORPORATE ACTION. The execution, delivery and consummation of this Merger Agreement will at the time of Closing have been duly and validly authorized by the board of directors of Swiss Avenue Bank and will at the time of Closing have been duly and validly authorized by the shareholders of Swiss Avenue Bank in accordance with the requirements of the Texas Finance Code and all other applicable law.

5.13 AUTHORIZED EXECUTION. This Merger Agreement has been duly executed and delivered by Principal Shareholders and by duly authorized officers of Swiss

Avenue Bank. This Merger Agreement constitutes the legal, valid and binding agreement and obligation of Principal Shareholders and Swiss Avenue Bank enforceable against them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

5.14 TITLE TO ASSETS; ENCUMBRANCES. Swiss Avenue Bank has good and valid title (with respect to fee real estate, good and valid title shall mean such title as may be insured on standard title insurance forms with no exceptions materially and adversely affecting the value or use of the fee real estate) to their assets, and in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, or other encumbrance of any nature whether similar or dissimilar, except:

5.14.1 Such encumbrances which are purchase money security interests entered into in the ordinary course of business consistent with past practice reflected on their books and records;

5.14.2 Lessors' interests in leased tangible real and personal property reflected on their books and records;

5.14.3   Such encumbrances for taxes and assessments not yet due and payable;

5.14.4 Encumbrances as do not materially detract from the value or interfere with the use or operation of the asset subject thereto; and,

5.14.5 Repossessed and foreclosed assets acquired in satisfaction of debt previously contracted.

5.15 EMPLOYEES. Except as set forth on Exhibit 5.15, none of the employees of Swiss Avenue Bank is employed under any employment contract (oral or written) or is the beneficiary of any compensation plan (oral or written) or is entitled to any payment from Swiss Avenue Bank by reason of this Merger Agreement or the Merger and there are no employment contracts, management contracts, consulting agreements, union contracts, labor agreements, pension plans, profit sharing plans or employee benefit plans to which Swiss Avenue Bank is a party or by which it is bound except as described on Exhibit 5.15. All plans which are required to comply with the requirements of the Employee Retirement Income
Security Act are in full compliance therewith and with the regulations promulgated pursuant thereto.

5.16 ENVIRONMENTAL LAWS. The existence, use and operation of the assets of Swiss Avenue Bank are in material compliance with all applicable statutes, rules and regulations including, without limiting the generality of the foregoing, all environmental and zoning laws and the Americans With Disabilities Act.

5.17 SURVIVAL AND INDEPENDENCE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Swiss Avenue Bank made in this Merger Agreement shall survive the Closing hereof notwithstanding any investigation or knowledge of BOKF; provided BOKF or Park Cities shall give notice to Agent (as hereafter defined) of any claim of a breach of any such representations and warranties on or before March 31, 2000 (the "Claim

Notice Deadline"). Each of the representations and warranties of Swiss Avenue Bank set forth in this Merger Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations, and shall not limit or be interpreted to be in derogation of any other representation or warranty made herein.

6. REPRESENTATIONS AND WARRANTIES OF BOKF. BOKF and Park Cities represent and warrant, jointly and severally, to Swiss Avenue Bank that:

6.1 INCORPORATION AND CORPORATE POWER. BOKF and Park Cities are corporations duly organized, validly existing and in good standing under the laws of Oklahoma and Texas, respectively. BOKF and Park Cities have all the corporate power and authority necessary and required to consummate the transactions contemplated by this Merger Agreement.

6.2 NON-VIOLATION OF OTHER AGREEMENTS. The execution and delivery of this Merger Agreement, and compliance with its terms and provisions by BOKF and Park Cities and the execution of any document required to be executed by BOKF or Park Cities, will not:

6.2.1 Violate, conflict with or result in the breach of their respective certificates of incorporation or bylaws or any of the terms, conditions or provisions of any agreement or instrument to which BOKF or Park Cities is a party, or by which BOKF or Park Cities is bound;

6.2.2    Result in the creation or imposition of any lien, charge,

encumbrance or restriction of any nature whatever upon any of the property, contracts or business of BOKF and Park Cities; or,

6.2.3 Require the consent of any party to a contract with BOKF and Park Cities in order to keep the contract enforceable.

6.3 REQUIRED CORPORATE ACTION. The execution, delivery, and consummation of this Merger Agreement by BOKF and Park Cities have been duly and validly authorized by the boards of directors of BOKF and Park Cities and approved by the shareholders of Park Cities. The approval of the shareholders of BOKF is not required. This Merger Agreement has been duly executed and delivered by duly authorized officers of BOKF and Park Cities. This Merger Agreement constitutes a legal, valid and binding agreement and obligation of BOKF and Park Cities enforceable against BOKF and Park Cities in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

6.4 BROKERAGE FEES. Neither BOKF nor Park Cities has incurred or will incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by BOKF or Park Cities in connection with this Merger Agreement or any transaction contemplated hereby. Neither BOKF nor Park Cities has any knowledge that any party has asserted any claim of such nature against BOKF or Park Cities.

6.5  SURVIVAL  AND   INDEPENDENCE  OF   REPRESENTATIONS   AND  WARRANTIES.   The
representations and warranties of BOKF and Park Cities made in this Merger

Agreement shall survive the Closing hereof notwithstanding any investigation or knowledge of the Principal Shareholders; provided the Principal Shareholders shall give notice to BOKF on or before the Claim Notice Deadline of any claim of a breach of any such representations and warranties. Each of the representations and warranties of BOKF and Park Cities set forth in this Merger Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations; and shall not limit any other representation or warranty made herein.

6.6 BOKF AND PARK CITIES INDEMNIFICATION. BOKF and Park Cities shall indemnify the holders of Swiss Avenue Common Stock against, and hold them harmless from, all loss, cost and expense (including interest at the judgment rate and attorney's fees) arising out of any breach by BOKF and Park Cities of any representation or warranty made in this Merger Agreement; provided, Agent shall, on or before the Claim Notice Deadline, give notice of any breach of such representations and warranties to BOKF and Park Cities on the request of a majority in interest of such shareholders.

7.  COVENANTS.

7.1 FULL ACCESS. In order that BOKF shall have the full opportunity to make such investigations as it shall reasonably desire concerning Swiss Avenue Bank and their business affairs, Swiss Avenue Bank shall:

7.1.1 Give BOKF, its employees, counsel, accountants and other authorized representatives, as necessary to conduct the investigation, full access, upon reasonable notice to Swiss

Avenue Bank and at reasonable times without unduly interfering with the conduct of business by Swiss Avenue Bank throughout the period up to the Closing, to all of the facilities, properties, books, contracts and records of Swiss Avenue Bank.

7.1.2 Authorize its accountants to give BOKF full access to the accountants' records, including work papers; and,

7.1.3 Furnish to BOKF during that period all additional financial, operating and other information concerning Swiss Avenue Bank and its business affairs, as BOKF may reasonably request and which Swiss Avenue Bank shall have available.

7.1.4 All information provided pursuant to this Section 7.1 shall be subject to the provisions of Section 7.7.

7.2 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. From this date until the Closing Date, Swiss Avenue Bank shall, except as may be first approved in writing by BOKF or as is otherwise permitted or contemplated in this Merger
Agreement:

7.2.1    Maintain its corporate existence in good standing;

7.2.2 Maintain the general character of its business and conduct its business in their ordinary and usual manner consistent with past practices;

7.2.3 Maintain proper business and accounting records generally in accordance with past practices;

7.2.4    Maintain its properties (except repossessed and foreclosed assets acquired in satisfaction of debt previously contracted) in normal repair and condition, normal wear and tear and damage due to fire or other unavoidable casualty excepted;

7.2.5 Preserve its business organizations intact, use their reasonable efforts to maintain satisfactory relationships with suppliers, customers and others having business relations with them whose relationships it believes is desirable to maintain, and use its reasonable efforts to procure the willingness of all of the personnel employed by them immediately prior to the execution of this Merger Agreement who are material to the success of its business to continue in its employ on substantially the same terms and conditions as those on which such personnel were employed immediately prior to the execution of this Merger Agreement;

7.2.6 Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

7.2.7 Except as otherwise disclosed in this Merger Agreement, perform all of their obligations under all material contracts, leases and agreements relating to or affecting its assets, properties and businesses; and,

7.2.8 Comply in all material respects with and perform all obligations and duties imposed upon them by federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, except as may be contested by it in good faith by appropriate proceedings.

7.3 SWISS AVENUE BANK PROHIBITED ACTIONS PRIOR TO THE CLOSING DATE. From this date until the Closing Date, Swiss Avenue Bank shall not (except as otherwise permitted by this Merger Agreement or as requested or approved by BOKF which approval shall not be unreasonably withheld, delayed, or denied):

7.3.1 Incur any indebtedness for borrowed money or incur any noncurrent indebtedness for the purchase price of any fixed or capital asset, or make any extension of credit or any loans to, guarantee the obligations of, or make any additional investments in, any other person, corporation or joint venture (whether an existing customer or a new customer) except:

7.3.1.1 Extensions of credit, loans and guarantees (i) less than Five Hundred Thousand Dollars ($500,000) per transaction or (ii) less than One Hundred
Thousand Dollars ($100,000) with existing Swiss Avenue Bank customers having existing credit of Five Hundred Thousand Dollars ($500,000) or more made by Swiss Avenue Bank in the usual and ordinary course of its banking business, consistent with prior practices and policies;

7.3.1.2 Legal investments by Swiss Avenue Bank in the usual and ordinary course of its banking business consistent with prior practices and policies; and,

7.3.1.3 Borrowings from the Federal Home Loan Bank, the Federal Reserve Bank, deposit liabilities, and federal funds transactions by Swiss Avenue Bank in the ordinary course of business consistent with past practices.

7.3.2 Make any (a) material change, except in the ordinary and usual course of business, in its assets (including, but not limited to, any change in the composition of such assets so as to materially alter the proportion of cash) or liabilities, (b) material commitment for any capital expenditures, excluding expenditures for repairs and remodeling in the ordinary and usual course of business, or (c) sale or other disposition of any material capital asset other than for fair value in the ordinary course of business;

7.3.3    Make any change in its Articles of Association or Bylaws;

7.3.4 Authorize any shares of its capital stock for issuance, issue any shares of any previously authorized but unissued capital stock or grant, issue or make any option or commitment relating to its capital stock;

7.3.5 Enter into any letter of intent or agreement to sell any of its assets, except in the normal and ordinary course of their business, or acquire, be acquired by, or merge, consolidate or reorganize with any person, firm or corporation;

7.3.6 Declare or pay any dividend, make any other distribution or payment or set aside any amount for payment with respect to any shares of their capital stock or directly or indirectly, redeem, purchase or otherwise acquire any shares of their capital stock or make any commitment relating thereto.

7.3.7 Except as set forth in Exhibit 7.3.7, make any (a) increase in the compensation payable or to become payable to any of their directors, officers or employees (including, without limitation, any bonus or incentive payment or agreement), (b) make or enter into any written employment contract or any bonus, stock option, profit sharing, pension, retirement or other similar payment or arrangement, or (c) make any payment to any person, except in the usual and ordinary course of business or except as required by an existing agreement set forth in the Exhibits hereto;

7.3.8 Make any material change in its banking, safe deposit or power of attorney arrangements;

7.3.9    Enter into any trust, escrow, agency and similar trust

company agreements, purchase orders and contracts for goods and services, except in the ordinary course of business consistent with past practices;

7.3.10 Enter into any agreement resulting in the imposition of any mortgage or pledge of their assets or the creation of any lien, charge or encumbrance on any of its assets;

7.3.11 Incur any material obligation or liability, absolute or contingent, except in the ordinary course of business or pursuant to existing contracts described in this Merger Agreement;

7.3.12 Take any action which would prevent compliance with any of the conditions of this Merger Agreement;

7.3.13 Increase compensation to any employee except annual increases at the times and in amounts consistent with past practices or pay any bonuses to any employee except at the times and in amounts consistent with past practices; or,

                7.3.14   Pre-pay long term indebtedness.

7.4 VOTE FOR MERGER AND WAIVER OF RIGHT TO DISSENT. Each Principal Shareholder shall vote, as a stockholder (and, if applicable, as a director) of Swiss Avenue Bank, for the Merger and use her or his best efforts to cause the Merger to be approved by the directors and shareholders of Swiss Avenue Bank in accordance with applicable law and consummated in accordance with the terms of this Merger Agreement. Each Principal Shareholder hereby irrevocably waives any and all rights to dissent to the Merger.

7.5 REGULATORY APPROVAL. BOKF shall diligently file and pursue (A) all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for prior approval of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, and the Texas Banking Department on or before the thirtieth (30th) calendar day following the Agreement Date and (B) thereafter promptly file any required supplements or amendments thereto. All applications, supplements, and amendments shall be substantially complete when filed. BOKF shall deliver to Swiss Avenue Bank a copy of all such filings, as filed, within three (3) business days after the filing thereof. Although all such filings shall be the responsibility of BOKF, BOKF shall nevertheless advise and consult with Swiss Avenue Bank on an ongoing basis with respect to the filings and all matters and events related thereto. BOKF shall inform and make available to Swiss Avenue Bank from time to time all matters relating to the filings and the regulatory approvals. BOKF shall diligently proceed with reasonable deliberate speed to obtain all such approvals. If any regulatory application required to be filed by BOKF should be finally denied or disapproved by the respective regulatory authority, then BOKF shall immediately give notice to Swiss Avenue Bank and this Merger Agreement shall thereupon terminate. However, it is understood that a request for additional information or undertaking by the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant can reasonably be expected to provide the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of the applicant, then the application will be deemed denied unless the applicant promptly and diligently prepares and files such appeal and continues the appellate process for the purposes of getting the necessary approval.

7.6 CONFIDENTIALITY. Prior to the Closing, BOKF shall keep all information disclosed to BOKF (its employees, counsel, accountants, and other authorized representatives) by Swiss Avenue Bank respecting the business and financial condition of Swiss Avenue Bank confidential and shall make no use of such information except to conduct the investigation contemplated by Section 7.1 and to consummate the transactions contemplated hereby and shall not use such information to obtain a competitive advantage in connection with any customer of Swiss Avenue Bank. In the event this Merger Agreement is terminated for any reason BOKF shall (i) return all copies of all information and documents obtained from Swiss Avenue Bank and Principal Shareholders and (ii) thereafter keep all such information confidential and not make use of any such information to obtain a competitive advantage in connection with any customer of Swiss Avenue Bank.

7.7 BOKF PROHIBITED ACTION PRIOR TO CLOSING. From this date until the Closing Date, BOKF shall not take any action which would prevent compliance with any of the conditions of this Merger Agreement. BOKF shall not, and shall cause its subsidiaries not to, make or agree to make any acquisition, or take any other action, that adversely affects its ability to consummate the transactions contemplated by this Merger Agreement and will otherwise continue to conduct its business operations and shall cause the operations of its subsidiaries to be conducted in a manner consistent with past operating practices.

7.8 EMPLOYMENT AGREEMENT. Principal Shareholders shall use their best efforts to cause Carl B. Schieffer to enter into an employment agreement with Swiss Avenue Bank in the form and content of Exhibit 7.8 (the "Schieffer Agreement").

7.9 SWISS AVENUE BANK COVENANT TO OBTAIN APPROVALS. Swiss Avenue Bank shall promptly seek and use commercially reasonable efforts to obtain the approval of this Merger Agreement and the transactions contemplated hereby by the shareholders of Swiss Avenue Bank. Swiss Avenue Bank shall enter into an agreement to merge with Bank of Texas, National Association, subject to the Closing of this Merger Agreement, in form and content acceptable to BOKF.

7.10 COVENANTS RESPECTING EMPLOYMENT AND NON-COMPETITION AGREEMENTS. BOKF and Swiss Avenue Bank shall use commercially reasonable efforts to cause all employment and non-competition agreements which are a condition precedent to the obligations of BOKF and Park Cities under this Merger Agreement to be executed and delivered by the parties thereto.

7.11 EMPLOYMENT BENEFITS. Following the Closing, BOKF shall cause all employees of Swiss Avenue Bank to have the same benefits provided by BOKF generally to employees of BOKF and its affiliates. Employees of Swiss Avenue Bank shall be credited for their actual and credited service with Swiss Avenue Bank for purposes of eligibility, vesting and beneficial accrual for all BOKF employee benefit plans including the BOKF 401(k) plan; provided, however, such employees shall not be credited with prior service in BOKF's defined benefit pension plan. Swiss Avenue Bank employees shall not be subject to any exclusions for pre-existing conditions under BOKF's medical benefit plan and shall receive credit for any deductibles or out-of-pocket expenses previously paid. The annual salary of employees of Swiss Avenue Bank as of the date of the this Merger Agreement shall not be reduced following the Closing during the period of time commencing at the Closing and ending at the opening of business on January 1, 2000.

7.12 DELIVERY OF BOKF NOTES IN LIEU OF CASH. BOKF shall, at the Closing, deliver to any person or entity so requesting which holds as of the record date (as hereafter defined) one thousand (1,000) shares of Swiss Avenue Common Stock its negotiable promissory note in usual and customary form acceptable to counsel for Swiss Avenue Bank and BOKF (provided such acceptance is not unreasonably withheld, delayed or denied) bearing interest compounded annually at the Applicable Federal Rate (at the date of Closing as set forth in the Internal Revenue Code) evidencing all, or such portion of the Cash Consideration payable to such holder at the Closing as such person shall determine, in such installments and with such maturities, not exceeding one year from the date of Closing, as such person or entity shall determine (collectively, the "Notes"); provided, however, BOKF shall not issue a Note to any holder who does not (i) advise BOKF in writing on or prior to the record date of the principal amount, installments, and maturities such holder desires,
(ii) all Notes shall be non-transferrable by the holders thereof except by gift, devise, or operation of law; and (iii) BOKF shall not issue any Note unless it shall have received an opinion of its counsel that the issuance of such Note does not require registration under the Securities Act of 1933, the securities law of all applicable jurisdictions, and the Trust Indenture Act of 1940.

7.13 EMPLOYMENT OF SENIOR OFFICERS. BOKF shall, upon consummation of the Merger, cause Bank of Texas, National Association to enter into letter agreements respecting employment, in the form of Exhibit 7.13, with the following senior officers of Swiss Avenue Bank: Harlan Bilton, Danell Lichtenwalter, Reggie George, Sue Dorsey, Danny Oberst, and Shelby Martin.

8. CONDITIONS PRECEDENT TO CLOSING BY BOKF AND PARK CITIES. The obligation of BOKF, Park Cities and PC to consummate and close this transaction is conditioned upon each and all of the following:

8.1 The representations, warranties and covenants of Swiss Avenue Bank shall be materially true at the Closing as though such representations, warranties and covenants were also made at the Closing.

8.2 The Federal Reserve Board shall have approved the Merger, or issued a waiver of approval, in accordance with 12 U.S.C. Section 1842 and 12 C.F.R. Section
225. The Texas Banking Department shall have approved the Merger in accordance with Section 31.301 of the Texas Finance Code. The Office of the Comptroller of the Currency shall have approved the

Merger and the merger of Swiss Avenue Bank into Bank of Texas, National Association in accordance with 12 U.S.C. Section 215a and 12 C.F.R. 5.33. Such other regulatory approvals as may be required shall have been obtained.

8.3 Swiss Avenue Bank and Principal Shareholders shall have performed and complied with, in all material respects, all of their obligations under this Merger Agreement which are to be performed or complied with by them prior to or on the Closing Date.

8.4 Swiss Avenue Bank shall have delivered to BOKF an opinion of its counsel, dated the Closing Date, in the form and content of the opinion attached hereto as Exhibit 8.4.

8.5 The shareholders of Swiss Avenue Bank shall have approved this Merger Agreement in accordance with the Texas Finance Code and the Texas Business Corporation Act. Swiss Avenue Bank shall have entered into an agreement to merge with Bank of Texas, National Association, subject to the Closing of this Merger Agreement, in form and content acceptable to BOKF. 8.6 The Schieffer Agreement shall have been executed and delivered. Each officer and director of Swiss
Avenue Bank, which BOKF deems critical in BOKF's good faith judgment, shall, prior to or at the Closing, have entered into a non-competition agreement in the form of Exhibit 8.6.

8.7 Swiss Avenue Bank taken as a whole shall not have suffered any material adverse change in their financial conditions, assets, liabilities, businesses or properties.

8.8 Holders of no more than five percent (5%) of the Swiss Avenue Common Stock shall have dissented to the Merger.

In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, BOKF, Park Cities, and PC may terminate this Merger Agreement by written notice to Swiss Avenue Bank, in which event neither party shall have any further obligation or liability to the other except the obligations of BOKF set forth in Section 7.6 and the obligations of Swiss Avenue Bank set forth in Section 5.11. BOKF, Park Cities, and PC shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part.

9. CONDITIONS PRECEDENT TO CLOSING BY SWISS AVENUE BANK. The obligation of Swiss Avenue Bank to consummate and close this transaction are conditioned upon each and all of the following:

9.1 The representations, warranties and covenants of BOKF and Park Cities made in this Merger Agreement shall be true at the Closing as though such representations, warranties and covenants were also made at the Closing.

9.2 BOKF and Park Cities shall have performed and complied, in all material respects, with all of their obligations under this Merger Agreement which are to be performed or complied with by them prior to or at the Closing.

9.3 BOKF shall have delivered to Swiss Avenue Bank an opinion of its counsel, Frederic Dorwart, Tulsa, Oklahoma, dated the Closing Date, in the form and content of the opinion attached hereto as Exhibit 9.3.

9.4 The Federal Reserve Board shall have approved the Merger, or issued a waiver of approval, in accordance with 12 U.S.C. Section 1842 and 12 C.F.R. Section
225. The Texas Banking Department shall have approved the

Merger in accordance with Section 31.301 of the Texas Finance Code. The Office of the Comptroller of the Currency shall have approved the Merger and the merger of Swiss Avenue Bank into Bank of Texas, National Association in accordance with 12 U.S.C. Section 215a and 12 C.F.R. 5.33. Such other regulatory approvals as may be required shall have been obtained.

9.5 The shareholders of Swiss Avenue Bank shall have approved this Merger Agreement and the transactions contemplated hereby as required by the Texas Finance Code and the Texas Business Corporation Act.

Swiss Avenue Bank shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part. In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, Swiss Avenue Bank may terminate this Merger
Agreement by notice to BOKF, in which event no party shall have any further obligation or liability to the other, except the obligations of BOKF set forth in Section 7.6.

10. CLOSING. The Closing ("Closing" or "Closing Date") of the transactions contemplated by this Merger Agreement shall take place five (5) business days following the first day on which (i) BOKF and Park Cities can lawfully consummate the Merger under 12 U.S.C. Section 1842, 12 C.F.R. Section 225 and other applicable laws, rules and regulations and (ii) Bank of Texas, National Association and Swiss Avenue Bank can merge under 12 U.S.C. Section 215a, and 12 C.F.R. Section 5.23 and other applicable laws, rules and regulations. In any event, if the Closing Date does not occur on or before July 1, 1999, then either BOKF or Swiss Avenue Bank may by notice to the other, terminate this Merger Agreement, provided such notice is given on or before August 1, 1999. The Closing shall be held at 10:00 a.m. on the Closing Date at the offices of Swiss Avenue Bank or at such other time and place as BOKF and Swiss Avenue may agree. At the Closing, BOKF, Park Cities, PC, Swiss Avenue Bank, and Principal Shareholders shall execute and deliver all of the documents and take all other actions which are contemplated by the terms hereof.

10.1 Without limiting the generality of Section 10 of this Merger Agreement, the following actions shall be taken at the Closing concurrently. Swiss Avenue Bank shall:

10.1.1 Use commercially reasonable efforts to cause to be delivered to Park Cities certificates representing the Swiss Avenue Common Stock;

10.1.2 Deliver the opinion of Swiss Avenue Bank's counsel pursuant to Section 8.4; and,

10.1.3 Except as otherwise set forth on Exhibit 10.1.3, cause the employment agreements, plans and payments described in Exhibit 5.15 to be terminated and discharged at no cost to Swiss Avenue Bank.

10.2 Without limiting the generality of Section 10 of this Merger Agreement, the following actions shall be taken at the Closing concurrently. BOKF, Park Cities, or PC shall:

10.2.1 Pay, by corporate check, to each of the holders of Swiss Avenue Common Stock of record on the third business day preceding the Closing (the "Record Date") the amounts to which such holders are entitled pursuant to Section 3.7 or deliver Notes in lieu thereof as provided in Section 7.12.

10.2.2   Establish the Escrow.

10.2.3 Deliver the opinion of BOKF's counsel pursuant to Section 9.3.

10.2.4 Cause appropriate evidences of the Merger to be filed in accordance with applicable law.

11. THE ESCROW. The Escrow shall be established on the following terms and conditions:

11.1 The escrow agent shall be Bank of Texas Trust Company, National Association ("Escrow Agent").

11.2 The Escrow shall be governed by the standard form of escrow agreement generally in use by the Escrow Agent (the "Escrow Agreement").

11.3 BOKF shall deliver the Escrow Amount to the Escrow Agent at the Closing. The Escrow Agent shall invest the Escrow Amount in three month certificates of deposit issued by Bank of Texas, National Association ("BOT") on the terms and conditions being offered by BOT to the public at the time of such investment and shall thereafter renew such certificates of deposit upon maturity as to the total amount remaining in the Escrow after payment of any Allowed Claim (for like periods and on the terms and conditions being offered by BOT to the public at the time of such renewal). Interest on the certificates shall be added to the Escrow and deemed part of the Escrow Amount.

11.4 In the event BOKF claims a breach of the representations and warranties of Swiss Avenue Bank arising under this Merger Agreement, BOKF shall give notice of the claim (a "Claim") to the Agent (as hereafter defined). The notice shall identify the representations and warranties which BOKF claims have been breached and describe in reasonable detail the basis of the Claim.

11.5 In the event BOKF makes a Claim(s) prior to the Claim Notice Deadline, the Escrow Agent shall continue to hold the Escrow Amount until such Claim(s)

is resolved by (i) the mutual agreement of Agent and BOKF or (ii) a final adjudication determining the merits of the Claim(s), at which time the Escrow shall terminate and the Escrow Agent shall pay (a "Claim Payment") the Claim as mutually agreed or finally adjudicated (an "Allowed Claim").

11.6 The Escrow shall terminate at the later of the Claim Notice Deadline or the date on which all timely noticed Claims have been resolved by mutual agreement or final adjudication and all Allowed Claims, if any, shall have been paid.

11.7 Upon termination of the Escrow the Escrow Amount remaining in the Escrow shall be delivered to the holders of Swiss Avenue Common Stock on the Record Date in accordance with their respective interests.

11.8 The rights of the holders of Swiss Avenue Common Stock to receive payments from the Escrow shall not be assignable or transferable except by operation of law or by intestacy or with the approval of BOKF (which approval shall not be unreasonably withheld, delayed, or denied) and will not be evidenced by any certificate or other evidence of ownership.

11.9 BOKF shall pay the fees and costs of the Escrow Agent with respect to the Escrow.

11.10 The Agent shall be Sam Davis. The Executive Committee of Swiss Avenue Bank on the Record Date may by majority vote and upon notice to BOKF change the Agent. The Agent shall have authority to act for and on behalf of the stockholders of Swiss Avenue Bank in resolving, whether through settlement or litigation, any Claim. The Agent shall be reimbursed for his reasonable costs and expenses, including attorneys' fees, by the Escrow Agent out of the Escrow Fund. The Agent shall not be deemed a fiduciary of the holders of Swiss Avenue Common Stock and shall be liable to such holders only for gross negligence or intentional wrongdoing.

12. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to this Agreement:

12.1 All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be
(i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

BOKF and Park Cities:

James A. White, Executive Vice President BOK FINANCIAL CORPORATION P.O. Box 2300 Tulsa, OK 74192 (918) 588-6853 - Facsimile

C. Fred Ball, Jr. 7600 West Northwest Highway Dallas, Texas 75225 Attention: C. Fred Ball, Jr. Telephone No: (214) 706-0336 Telecopy No.: (214) 706-0350

and Frederic Dorwart, Secretary and General Counsel to BOK Financial Corporation Old City Hall 124 East Fourth Street Tulsa, OK 74103 (918) 583-8251 - Facsimile

Swiss Avenue Bank and Principal Shareholders:

Carl  B.  Schieffer   President  Swiss  Avenue  State  Bank  4217  Swiss  Avenue
214-824-4760 - Telephone 214-823-3918 - Facsimile

and Robert S. Addison Payne & Blanchard, L.L.P. 700 North Pearl Street Suite 500, LB 393 Dallas, TX 75201-7424 214-871-4336 - Telephone 214-220-0439 -
Facsimile

or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

12.2 This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Texas.

12.3 This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof.

12.4 No course of prior dealings involving any of the parties hereto and no usage of trade shall be relevant or advisable to interpret, supplement, explain or vary any of the terms of this Agreement, except as expressly provided herein.

12.5 This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto. 12.6 This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement. 12.7 Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

12.8 Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

12.9 This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

12.10 In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

12.11 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

12.12 This is not a third party beneficiary contract except as otherwise expressly stated herein. No person or entity other than a party signing this Agreement shall have any rights under this Agreement except as otherwise expressly stated herein.

12.13 This Agreement may be amended or modified only in a writing which specifically references this Agreement.

12.14     This Agreement may not be assigned by any party hereto.

12.15 A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

12.16 The repudiation, breach, or failure to perform any obligation arising under this Agreement by a party after reasonable notice thereof shall be deemed a repudiation, breach, and failure to perform all of such party's obligations arising under this Agreement.

12.17 Time is of the essence with respect to each obligation arising under this Agreement. The failure to timely perform an obligation arising hereunder shall be deemed a failure to perform the obligation.

12.18 All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

Dated and effective the date first set forth above.

SWISS AVENUE STATE BANK

By   /s/ NOBLE HURLEY
     ---------------------------------------

SHAREHOLDERS OF SWISS AVENUE BANK (As Set Forth On Exhibit 1.3)

By
     ---------------------------------------

BOK FINANCIAL CORPORATION

By   /s/ JAMES F. ULRICH
     ---------------------------------------

PARK CITIES BANCSHARES, INC., a Texas Corporation

By   /s/ C.F. BALL, JR.
     ---------------------------------------

PC INTERIM STATE BANK (Dated ______________, _____, 1999)

By ---------------------------------------

                               EXHIBIT 1.3
                                   TO
                            MERGER AGREEMENT

                         Principal Shareholders

              NAME                                     # OF SHARES


          Willis I. Cottel, M.D.



          David H. Hitt   /s/ DAVID H. HITT                 5,933


          Hitt Family Trust   /s/ DAVID H. HITT             5,934


          Noble Hurley   /s/ NOBLE HURLEY                     853


          Sanford Family Trust   /s/ H. SANFORD



          Smith Marital Trust   /s/ GLORIA SMITH            30,004


          Baptist Foundation of Texas   /s/ LYNN CRAFT      84,021


          Carl B. Schieffer   /s/ CARL B. SCHIEFFER          1,920


EXHIBIT 5.3
TO
MERGER AGREEMENT

                              Subsidiaries

                                  None

                              EXHIBIT 5.6.3
                                   TO
                            MERGER AGREEMENT

                          Material Liabilities

                                  None

                               EXHIBIT 5.7
                                   TO
                            MERGER AGREEMENT

             Conduct of Business Prior to Closing Exceptions

                                  None

                               EXHIBIT 5.9
                                   TO
                            MERGER AGREEMENT

                        Contracts and Commitments

None; except as listed below:

                              EXHIBIT 5.10
                                   TO
                            MERGER AGREEMENT

                               Litigation

                                  None

                              EXHIBIT 5.11
                                   TO
                            MERGER AGREEMENT

                         Brokers and Commissions

                                  None

                              EXHIBIT 5.15
                                   TO
                            MERGER AGREEMENT

                  Employee Contracts and Benefit Plans

                                  None

Swiss Avenue State Bank Profit Sharing Plan which includes Employee Thrift Contribution. It is a 401 A with a balance of $1,290,343.22.

                              EXHIBIT 7.3.7
                                   TO
                            MERGER AGREEMENT

                         Compensation Exceptions

                                  None

                               EXHIBIT 7.8
                                   TO
                            MERGER AGREEMENT

                           Schieffer Agreement

                              EXHIBIT 7.13
                                   TO
                            MERGER AGREEMENT

                 Letter Agreements With Senior Officers

                       ________________, ____ 1999

             Bank of Texas, National Association Letterhead

Dear  _________________:

As you know Swiss Avenue State Bank will soon become a member of the Bank of Texas group of banks. For an interim period of time Swiss Avenue will be operated as a separate bank. In due course, Swiss Avenue will be merged into Bank of Texas.

I want to welcome you, as a key member of Swiss Avenue Bank, to our organization. We are confident you will enjoy and prosper as part of the Bank of Texas team.

Officers within the Bank of Texas group of banks generally serve at will; however, because of the transition, we think it advisable that we each agree to a one year employment agreement. Bank of Texas will cause your employment with Swiss Avenue Bank to be continued for this one year period; after the one year period, your employment will continue with Swiss Avenue (or Bank of Texas following the merger) on the usual basis.

Your annual salary will remain the same. Salary reviews, incentive compensation, and other benefits will be transitioned from Swiss Avenue Bank to those of Bank of Texas. In exchange for our one year commitment, we ask you to commit to us for the same one year period. If you are willing to make this one year commitment with us, please indicate your acceptance of this commitment by signing and returning a copy of this letter to us.

Again, welcome to Bank of Texas. I look forward to a good and long relationship. Please let me know if you have any questions.

                               EXHIBIT 8.4
                                   TO
                            MERGER AGREEMENT

                   Swiss Avenue Bank Counsel's Opinion

       [To be prepared by mutual agreement of counsel to BOKF and counsel to Swiss Avenue Bank.]

                               EXHIBIT 8.6
                                   TO
                            MERGER AGREEMENT

                        AGREEMENT NOT TO COMPETE

This   Agreement  Not  to  Compete   ("Agreement")   is  made  effective  as  of
_____________, 199___ (the "Effective Date") between:

(i) _____________________ ("Principal"); and,

                (ii) BOK Financial Corporation ("BOKF").

In consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, Principal and BOKF agree as follows:

(1) PURPOSE OF THIS AGREEMENT NOT TO COMPETE. Principal is a key officer or director and shareholder of Swiss Avenue Bank. BOKF and the shareholders of Swiss Avenue Bank are contemporaneously herewith entering into that certain Merger Agreement dated effective as of ______________, 1998 to which reference is hereby made (the "Merger Agreement"). The Merger Agreement constitutes the sale of the goodwill of the business of Swiss Avenue Bank to BOKF. Principal acknowledges that competition by Principal with BOKF would damage the goodwill being sold by Principal. The purpose of this agreement is to set forth the terms and conditions on which Principal agrees not to compete with BOKF. The defined terms set forth herein shall have the meanings set forth in the Merger Agreement.

(2) Principal hereby agrees that, from and after the Closing for one year following the closing, Principal shall not directly or indirectly (whether as an officer, director, employee, partner, stockholder, creditor or agent or representative of other persons or entities or in any other manner) engage in the banking business in the Dallas-Ft. Worth Metropolitan Area or in any county contiguous thereto or in such other area where Swiss Avenue Bank has heretofore regularly conducted business or maintained an office.

(3) Paragraph 2 hereof shall not apply to any investment by the Principal in any widely-held class of securities of any banking business, which investment comprises less than 5% of the total number of shares of that class of securities outstanding.

(4) Principal agrees that:

(a) This Agreement is entered into in connection with the sale of the goodwill of Swiss Avenue Bank.

(b) The restrictions imposed by this Agreement (particularly the geographical and time restrictions) are fair, reasonable and necessary to protect the goodwill of Swiss Avenue Bank which is being sold to BOKF.

(c) Any remedy at law for any breach of this Agreement would be inadequate and, in the event of any such breach, BOKF shall be entitled to immediate and permanent injunctive relief to preclude any such breach (in addition to any remedies at law to which BOKF may be entitled) without any necessity of establishing irreparable injury or posting bond or security therefore.

(d) Without limiting the generality of the obligations imposed by Paragraph 2 hereof, Principal agrees that the Principal shall not solicit persons or entities who are customers or clients of Swiss Avenue Bank at the date hereof or solicit employees of Swiss Avenue Bank to seek employment with any person or entity except BOKF and its subsidiaries, whether, in either case, such solicitation is made within or without the area described in Paragraph 2 hereof.

(e) Principal represents that Principal is entering into this Agreement in order to induce BOKF to enter into and consummate the Merger Agreement and acknowledges that the consideration received in the Merger is full and adequate consideration for the promises of Principal made herein.

(5) MISCELLANEOUS.  The following  miscellaneous  provisions shall apply to this
Agreement:

(a) This Agreement shall be subject to, and interpreted by and in accordance with, the laws of the State of Texas (excluding the conflicts of law provisions thereof).

(b) This Agreement is the entire agreement of the parties respecting the subject matter hereof. There are no other agreements, whether oral or written, respecting the subject matter hereof.

(c) This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or a counterpart hereof. This

Agreement may be delivered by facsimile transmission of an executed original or counterpart hereof.

(d) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing parties to such action such party's reasonable attorneys fees and costs (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the action).

(e) This is not a third party beneficiary contract. No person or entity other than an express party hereto shall have any rights hereunder.

(f) This Agreement shall be binding upon the parties and their respective successors and assigns. The rights of the parties under this Agreement may not be assigned without the prior written consent of the parties hereto.

By -----------------------------------

BOK FINANCIAL CORPORATION

By -----------------------------------

                               EXHIBIT 9.3
                                   TO
                            MERGER AGREEMENT

                         BOKF Counsel's Opinion

[To be prepared by mutual agreement of counsel to BOKF and counsel to Swiss Avenue Bank.]

                             EXHIBIT 10.1.3
                                   TO
                            MERGER AGREEMENT

                     EMPLOYMENT AGREEMENT EXCEPTIONS

                                  None